UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2019

INDIGENOUS ROOTS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-55873	20-5243308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Puget Drive, Steilacoom, Washington 98388

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (250) 601-1010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2019, the Company executed a Definitive Agreement to acquire 100% of the issued and outstanding shares of Edison Power Company (Edison Power) in exchange for 6,849,239 common shares of the Company. Edison Power is incorporated under the laws of the State of Nevada and owns 100% of Edison Delaware 2, LLC. Edison Delaware owns and operates of solar power generating system in the State of Delaware.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGENOUS ROOTS CORP.

/s/ Larry Faulk
Larry Faulk
President, Director

September 15, 2020

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